                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                   FORM 8-K/A

                           Amendment No. 1 to Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 6, 2001


                       ----------------------------------


                                   CoBiz Inc.
             (Exact name of registrant as specified in its charter)


          Colorado                         000-24445                84-0826324
(State or other jurisdiction of     (Commission file number)     (I.R.S. employer
 incorporation or organization)                                 identification no.)



                                 821 17th Street
                             Denver, Colorado 80202
                    (Address of principal executive offices)


                                 (303) 293-2265
              (Registrant's telephone number, including area code)

                                TABLE OF CONTENTS



Item 7.     Financial Statements and Exhibits

(a)   Historical Financial Statements of First Capital Bank of Arizona

      Report of Independent Auditors                                                      F-1

      Balance Sheet as of December 31, 2000 and 1999                                      F-2

      Statement of Income for the Years Ended December 31, 2000 and 1999                  F-3

      Statement of Changes in Stockholders' Equity for the Years Ended
        December 31, 2000 and 1999                                                        F-4

      Statement of Cash Flows for the Years Ended December 31, 2000 and 1999              F-5

      Notes to Financial Statements                                                       F-6

(b)   Pro Forma Financial Information

      Introduction to Unaudited Pro Forma Consolidated Financial Statements               F-21

      Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2000              F-22

      Unaudited Pro Forma Consolidated Condensed Statement of Income
       for the Year Ended December 31, 2000                                               F-23

      Unaudited Pro Forma Consolidated Condensed Statement of Income
        for the Year Ended December 31, 1999                                              F-24

      Notes to Unaudited Pro Forma Financial Statements                                   F-25


(c)  Exhibits

       23 Consent of S.R. Snodgrass, A.C.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
First Capital Bank of Arizona

We have audited the balance sheet of First Capital Bank of Arizona as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Capital Bank of Arizona as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Wexford, PA
February 16, 2001

                          FIRST CAPITAL BANK OF ARIZONA
                                  BALANCE SHEET

                                                                             December 31,
                                                                       2000               1999
                                                                   -------------      -------------

ASSETS
     Cash and due from banks                                       $   3,809,790      $   2,556,637
     Interest-bearing deposits with other banks                               --          1,000,000
     Federal funds sold                                                6,935,147          1,298,873
     Investment securities available for sale                         20,482,058         16,716,215
     Loans                                                            73,864,564         63,211,487
     Less allowance for loan losses                                      959,200            586,414
                                                                   -------------      -------------
             Net loans                                                72,905,364         62,625,073
     Premises and equipment                                              900,734          1,024,384
     Accrued interest and other assets                                 1,281,150          1,208,850
                                                                   -------------      -------------
             TOTAL ASSETS                                          $ 106,314,243      $  86,430,032
                                                                   =============      =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                $   9,555,425      $   7,306,655
         Interest-bearing demand                                       5,688,293          4,182,721
         Money market                                                 25,704,652         28,130,049
         Savings                                                         340,752            265,263
         Time                                                         50,500,934         35,099,379
                                                                   -------------      -------------
             Total deposits                                           91,790,056         74,984,067
     Short-term borrowings                                             2,230,000          1,000,000
     FHLB Advances                                                       500,000                 --
     Accrued interest payable and other liabilities                      393,210            517,498
                                                                   -------------      -------------
             TOTAL LIABILITIES                                        94,913,266         76,501,565
                                                                   -------------      -------------

STOCKHOLDERS' EQUITY
     Common stock, par value $5; 10,000,000 shares authorized,
        730,065 and 693,981 issued and outstanding                     3,650,325          3,469,905
                 Additional paid-in capital                            6,678,162          5,936,650
     Retained earnings                                                 1,145,862            853,755
     Accumulated other comprehensive loss                                (73,372)          (331,843)
                                                                   -------------      -------------
             TOTAL STOCKHOLDERS' EQUITY                               11,400,977          9,928,467
                                                                   -------------      -------------

             TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY                               $ 106,314,243      $  86,430,032
                                                                   =============      =============

See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                               STATEMENT OF INCOME

                                                Year Ended December 31,
                                                2000              1999
                                             -----------      -----------

INTEREST INCOME
     Loans, including fees                   $ 7,003,783      $ 5,246,849
     Federal funds sold                          134,417          236,113
     Investment securities                     1,189,317          818,170
                                             -----------      -----------
         Total interest income                 8,327,517        6,301,132
                                             -----------      -----------

INTEREST EXPENSE
     Deposits                                  3,924,783        2,793,697
     Borrowings                                  105,079            1,863
                                             -----------      -----------
         Total interest expense                4,029,862        2,795,560
                                             -----------      -----------

NET INTEREST INCOME                            4,297,655        3,505,572
Provision for loan losses                        372,786          179,381
                                             -----------      -----------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                   3,924,869        3,326,191
                                             -----------      -----------

NONINTEREST INCOME
     Service charges on deposit accounts         175,763          122,219
     Loan service fees                            86,889           50,353
     Investment securities losses                     --          (12,092)
     Gains on sales of assets                         --          137,978
     Other                                        49,140           54,093
                                             -----------      -----------
         Total noninterest income                311,792          352,551
                                             -----------      -----------

NONINTEREST EXPENSE
     Salaries and employee benefits            1,264,288        1,486,192
     Occupancy and equipment                     350,405          367,249
     Data processing                             119,437          103,292
     Other                                       590,699          451,502
                                             -----------      -----------
         Total noninterest expense             2,324,829        2,408,235
                                             -----------      -----------

Income before income taxes                     1,911,832        1,270,507
Income taxes                                     720,917          459,045
                                             -----------      -----------

NET INCOME                                   $ 1,190,915      $   811,462
                                             ===========      ===========

EARNINGS PER SHARE
     Basic                                   $      1.63      $      1.11
     Diluted                                 $      1.54      $      1.07

See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                       Accumulated
                                                            Additional                    Other
                                               Common        Paid-in       Retained    Comprehensive                 Comprehensive
                                                Stock        Capital       Earnings        Loss           Total          Income
                                             ------------  ------------  ------------  -------------   ------------  -------------

Balance, December 31, 1998                   $  3,462,030  $  5,918,363  $     42,293   $    (15,724)  $  9,406,962

Net income                                                                    811,462                       811,462   $    811,462
Other comprehensive loss:
   Unrealized losses on available for sale
     securities, net of reclassification
     adjustment, and net of tax benefit
     of $204,499                                                                            (316,119)      (316,119)      (316,119)
                                                                                                                      ------------
Comprehensive income                                                                                                  $    495,343
                                                                                                                      ============
Common stock issued - options exercised             7,875        18,287                                      26,162
                                             ------------  ------------  ------------   ------------   ------------

Balance, December 31, 1999                      3,469,905     5,936,650       853,755       (331,843)     9,928,467

Net income                                                                  1,190,915                     1,190,915   $  1,190,915
Other comprehensive income:
   Unrealized gains on available for sale
     securities, net of taxes of $167,066                                                    258,471        258,471        258,471
                                                                                                                      ------------
Comprehensive income                                                                                                  $  1,449,386
                                                                                                                      ============
Five percent stock dividend (including cash
   paid for fractional shares)                    173,525       724,467      (898,808)                         (816)
Common stock issued - options exercised             6,895        17,045                                      23,940
                                             ------------  ------------  ------------   ------------   ------------
Balance, December 31, 2000                   $  3,650,325  $  6,678,162  $  1,145,862   $    (73,372)  $ 11,400,977
                                             ============  ============  ============   ============   ============

                                                                                            2000          1999
                                                                                          ---------     ---------
Components of other comprehensive income (loss):
     Change in net unrealized gain (loss) on investment securities available for sale     $ 258,471     $(323,461)
     Realized losses included in net income, net of tax benefit of $4,750                        --         7,342
                                                                                          ---------     ---------
Total                                                                                     $ 258,471     $(316,119)
                                                                                          =========     =========

See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                             STATEMENT OF CASH FLOWS

                                                                      Year Ended December 31,
                                                                      2000              1999
                                                                  ------------      ------------

OPERATING ACTIVITIES
     Net income                                                   $  1,190,915      $    811,462
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Provision for loan losses                                     372,786           179,381
         Depreciation, amortization, and accretion, net                 13,741           144,967
         Deferred income taxes                                        (153,802)          (56,052)
         Investment securities losses                                       --            12,092
         Gains on sales of assets                                           --          (137,978)
         Increase in accrued interest receivable                       (97,860)         (294,154)
         Increase in accrued interest payable                          121,780            18,544
         Increase (decrease) in income taxes payable                  (328,074)          376,614
         Other, net                                                     88,922           (12,636)
                                                                  ------------      ------------
             Net cash provided by operating activities               1,208,408         1,042,240
                                                                  ------------      ------------

INVESTING ACTIVITIES
     Investment securities available for sale:
         Purchases                                                  (6,632,352)      (10,070,113)
         Proceeds from principal repayments and maturities           3,155,481         1,457,611
         Proceeds from sales                                           184,900         4,609,153
     Net increase in loans                                         (10,576,454)      (21,120,489)
     Proceeds from sale of loans                                            --         1,442,274
     Purchase of premises and equipment                                 (9,669)          (52,608)
     Proceeds from sale of land                                             --           330,392
                                                                  ------------      ------------
             Net cash used for investing activities                (13,878,094)      (23,403,780)
                                                                  ------------      ------------

FINANCING ACTIVITIES
     Net increase in deposits                                       16,805,989        17,357,685
     Net increase in short-term borrowings                           1,230,000         1,000,000
     Proceeds from FHLB advances                                       500,000                --
     Proceeds from stock options exercised                              23,940            26,162
     Cash paid in lieu of fractional shares                               (816)               --
                                                                  ------------      ------------
             Net cash provided by financing activities              18,559,113        18,383,847
                                                                  ------------      ------------

             Increase (decrease) in cash and cash equivalents        5,889,427        (3,977,693)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       4,855,510         8,833,203
                                                                  ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                          $ 10,744,937      $  4,855,510
                                                                  ============      ============

See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

     NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     First Capital Bank of Arizona (the "Bank") is a state-chartered financial institution headquartered in Phoenix, Arizona. It derives all of its income from banking and bank-related services which include interest earnings on commercial and commercial real estate financing, earnings from investment securities, federal funds sold, and fees from deposit and loan services provided to its customers through two offices located in the general Phoenix area.

     The accounting and reporting policies of the Bank conform with generally accepted accounting principles ("GAAP") and prevailing practices within the banking industry. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and income and expenses for the period. Actual results could differ significantly from those estimates.

     INVESTMENT SECURITIES

     Management has classified investment securities as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest on investment securities is recognized as income when earned.

     Common stock of the Federal Home Loan Bank of San Francisco ("FHLB") represents ownership in an institution which is wholly-owned by other financial institutions. This equity security is accounted for at cost.

     LOANS

     Loans are reported at their principal amount net of the allowance for loan losses. Interest on all loans is recognized as income when earned on the accrual method. Accrual of interest is discontinued when, in the opinion of management, reasonable doubt exists as to the collectibility of additional interest. Interest payments that would be received on nonaccrual loans are recorded as income or applied against principal according to management's judgment as to the collectibility of the related loans.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in loans, loan commitments, and letters of credit. The Bank uses the allowance method in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based upon management's periodic evaluation of individual loans, the overall risk characteristics of the various portfolio segments, changes in the composition and volume of the portfolio, the impact of current economic conditions on borrowers, historical loss experience, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on any impaired loans, are particularly susceptible to significant changes in the near term.

     A commercial or commercial real estate loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due according to contractual terms of the loan agreement. The Bank makes an assessment for impairment when such loans are on nonaccrual or the loans have been restructured. The Bank individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as "nonaccrual loans," although the two categories overlap. The Bank may choose to place a loan on nonaccrual status due to payment delinquency, while not classifying the loan as impaired. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

     Mortgage loans secured by one-to-four family properties and all consumer loans are large groups of smaller-balance homogeneous loans and are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired.

     LOAN FEES

     Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. Management is amortizing these amounts over the contractual life of the related loans. Commitment fees based on a percentage of the customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

     Other nonrefundable fees related to lending service activities are recognized as other operating income in the period in which the related service is provided. Typically, these fees are earned for loan syndication transactions regarding the funding of various commercial and commercial real estate loans and loan servicing for participation loans.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

     STOCK OPTIONS

     The Company maintains a stock option plan for the directors, officers, and employees. When the exercise price of the Company's stock options is greater than or equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized in the Company's financial statements. Pro forma net income and earnings per share are presented to reflect the impact of the stock option plan assuming compensation expense had been recognized based on the fair value of the stock options granted under the plan.

     INCOME TAXES

     Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal federal and state tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

     EARNINGS PER SHARE

     The Bank provides dual presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders, adjusted for the effects of any dilutive securities, by the weighted-average number of common shares outstanding adjusted for the effects of any dilutive securities such as stock options, stock warrants, or convertible securities.

     COMPREHENSIVE INCOME

     The Bank is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. The Bank's other comprehensive loss is comprised exclusively of the net unrealized losses attributable to the investment securities available for sale. The Bank has elected to report comprehensive income as a part of the Statement of Changes in Stockholders' Equity.

     CASH FLOW INFORMATION

     The Bank has defined cash equivalents as those amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold on a daily basis. Cash paid during the years ended December 31, 2000 and 1999, for interest on deposits and borrowings, amounted to $3,908,082 and $2,777,016, respectively. The Bank made federal and state income tax payments of $812,843 and $144,542 in 2000 and 1999, respectively.

     RECENT ACCOUNTING PRONOUNCEMENTS

     Financial Accounting Standards Board ("FASB") Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (Statement No. 133), as amended by Financial Accounting Standards Board Statement No. 138, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of Statement No. 133" (Statement No. 138), is effective in 2001, and requires measuring and recording the change in fair value of derivative instruments. Statement No. 133 is not expected to materially affect the Company's financial position or results of operations.

     In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The Statement replaces FASB Statement No. 125 and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial-components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The provisions of Statement No. 140 are effective for transactions occurring after March 31, 2001. This Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The full adoption of the provisions of Statement No. 140 is not expected to have a material impact on financial position or results of operations of the Bank.

2.   AGREEMENT AND PLAN OF MERGER

     The Bank has entered into an Agreement and Plan of Merger, originally dated October 24, 2000 and subsequently amended and restated as of November 28, 2000, with Colorado Business Bankshares, Inc. ("CoBiz"). Pending regulatory and each company's shareholders' approval, the Bank will merge with and into a wholly-owned subsidiary of CoBiz, resulting in the outstanding shares of the Bank's common stock being converted into shares of CoBiz common stock. The stock exchange ratio will be based upon a predetermined conversion formula based on the average market closing price of CoBiz common stock. The merger transaction, once completed, will be accounted for as a pooling of interest.

3.   STOCK DIVIDEND

     On March 24, 2000, the Board of Directors approved a five percent stock dividend to stockholders of record as of April 28, 2000 payable May 23, 2000. As a result of the dividend, 34,705 additional shares of the Bank's common stock were issued, with fractional shares paid in cash. All average shares outstanding and all per share amounts included in the financial statements are based on the increased number of shares after giving retroactive effect to the stock dividend.

4.   EARNINGS PER SHARE

     For 2000 and 1999, there were no convertible securities which would have affected net income and thus been required to be used in calculating basic and diluted earnings per share. As such, net income as presented on the Statement of Income is used for computation purposes. The following table sets forth a reconciliation of the total weighted shares used for the basic and diluted earnings per share calculations.

                                                2000        1999
                                               -------     -------

 Weighted-average common shares
   outstanding used to calculate
   basic earnings per share                    729,434     727,848

 Additional common stock equivalents
   (stock options) used to calculate
   diluted earnings per share                   43,650      33,827
                                               -------     -------

 Weighted-average common shares and
   common stock equivalents used
   to calculate diluted earnings per share     773,084     761,675
                                               =======     =======

5.   INVESTMENT SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated market value of investment securities available for sale are as follows:

                                                              2000
                                   ------------------------------------------------------------
                                                      Gross          Gross           Estimated
                                    Amortized      Unrealized      Unrealized         Market
                                       Cost           Gains          Losses           Value
                                   -----------     -----------     -----------      -----------

U.S. Treasury and Government
  sponsored agency obligations     $18,531,090     $    18,553     $  (152,668)     $18,396,975
Mortgage-backed securities           1,289,556          12,570              --        1,302,126
Obligations of states
  and political subdivisions           144,407           2,050              --          146,457
                                   -----------     -----------     -----------      -----------
      Total debt securities         19,965,053          33,173        (152,668)      19,845,558
FHLB stock and FNMA
  preferred stock                      637,800              --          (1,300)         636,500
                                   -----------     -----------     -----------      -----------
 Total                             $20,602,853     $    33,173     $  (153,968)     $20,482,058
                                   ===========     ===========     ===========      ===========

                                                            1999
                                -----------------------------------------------------------------
                                                    Gross          Gross                Estimated
                                 Amortized       Unrealized      Unrealized              Market
                                   Cost             Gains          Losses                Value
                                -----------      ----------      -----------          -----------

 U.S. Government sponsored
   agency obligations           $15,565,031         $ --         $  (501,321)         $15,063,710
 Mortgage-backed securities       1,441,797           --             (45,192)           1,396,605
                                -----------         ----         -----------          -----------
      Total debt securities      17,006,828           --            (546,513)          16,460,315
 FHLB stock                         255,900           --                  --              255,900
                                -----------         ----         -----------          -----------
 Total                          $17,262,728         $ --         $  (546,513)         $16,716,215
                                ===========         ====         ===========          ===========

     Investment securities with a carrying value of $3,867,077 and $1,827,431 at December 31, 2000 and 1999, respectively, were pledged to secure Federal Home Loan Bank borrowings, public deposits and other purposes as required by law.

     The amortized cost and estimated market value of debt securities at December 31, 2000, by contractual maturity, are shown below. The Bank's mortgage-backed securities have contractual maturities ranging from 12 to 14 years. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   Estimated
                                                  Amortized         Market
                                                    Cost            Value
                                                 -----------     -----------

      Due within one year                        $ 6,583,378     $ 6,556,705
      Due after one year through five years       11,947,712      11,840,269
      Due after five years through ten years         144,407         146,457
      Due after ten years                          1,289,556       1,302,127
                                                 -----------     -----------
                   Total                         $19,965,053     $19,845,558
                                                 ===========     ===========

     Proceeds from the sales of securities available for sale and the gross realized losses for the years ended December 31, were as follows:

                             2000           1999
                          ----------     ----------

Proceeds from sales       $  184,900     $4,609,153
Gross realized losses             --         12,092

6.   LOANS

     Major classifications of loans are summarized as follows:

                                      2000            1999
                                   -----------     -----------

Real estate mortgages:
     Construction                  $10,069,581     $ 8,902,497
     Commercial                     47,247,598      36,047,279
     Residential                     3,234,006       3,480,349
Commercial and industrial           11,864,874      13,411,642
Consumer                             1,448,505       1,369,720
                                   -----------     -----------
                                    73,864,564      63,211,487
Less allowance for loan losses         959,200         586,414
                                   -----------     -----------
     Net loans                     $72,905,364     $62,625,073
                                   ===========     ===========

     The Bank grants commercial, commercial real estate, and consumer loans to customers throughout its trade area, which is concentrated in the metropolitan areas of Phoenix, Yuma, and Maricopa Counties of Arizona. Approximately $41,600,000 or 56.4 percent, and $40,700,000 or 64.4 percent, of the loan portfolio at December 31, 2000 and 1999, respectively, was comprised of commercial real estate owner-occupied and office rental property loan arrangements. In general, a substantial portion of the Bank's loan customers' abilities to honor their loan agreements is dependent upon the economic stability of the immediate trade area.

7.   ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses for the years ended December 31, are as follows:

                                           2000         1999
                                         --------     --------

Balance, January 1                       $586,414     $407,009
Add:
     Provision charged to operations      372,786      179,381
     Recoveries                                --           79
Less loans charged off                         --           55
                                         --------     --------
Balance, December 31                     $959,200     $586,414
                                         ========     ========

8.   PREMISES AND EQUIPMENT

     Major classifications of premises and equipment are summarized as follows:

                                          2000           1999
                                       ----------     ----------

Land                                   $  234,891     $  234,891
Buildings and improvements                469,557        469,557
Leasehold improvements                     66,539         66,539
Furniture, fixtures, and equipment        541,167        532,394
                                       ----------     ----------
                                        1,312,154      1,303,381
Less accumulated depreciation             411,420        278,997
                                       ----------     ----------
     Total                             $  900,734     $1,024,384
                                       ==========     ==========

     Depreciation and amortization expense for the years ended December 31, 2000 and 1999 was $133,319 and $144,162, respectively.

     The Bank's headquarters and main office are being operated under a lease agreement that expires on July 31, 2004, with renewal options available to the Bank. On an annual basis, the minimum rental payments due are adjusted for increases in building tax and operating expenses. At December 31, 2000, the estimated minimum rental commit-ments for this non-cancelable lease were:

2001                                         $178,529
2002                                          199,525
2003                                          204,342
2004                                          120,841
                                             --------
Total                                        $703,237
                                             ========

     Total rental expense recorded in 2000 and 1999 was $163,922 and $151,810, respectively.

9.   DEPOSITS

     Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $18,452,841 and $14,367,795 at December 31, 2000 and 1999, representing approximately 20.1 percent and 19.2 percent of the Bank's total deposits, respectively.

     At December 31, 2000, the scheduled maturities of certificates of deposit of $100,000 or more are as follows:

     Three months or less     $ 5,215,165
     Three to six months        2,059,804
     Six to twelve months       4,367,661
     Over one year              6,810,211
                              -----------

     Total                    $18,452,841
                              ===========

10.  INCOME TAXES

     The provision for income taxes consists of:

                         2000           1999
                       ---------      ---------

Currently payable:
     Federal           $ 792,116      $ 473,231
     State                82,603         41,866
                       ---------      ---------
                         874,719        515,097
Deferred                (153,802)       (56,052)
                       ---------      ---------
Total provision        $ 720,917      $ 459,045
                       =========      =========

     The tax effect of deductible and taxable temporary differences that gave rise to the deferred tax assets and liabilities, respectively, at December 31, is comprised as follows:

                                               2000         1999
                                             --------     --------

Deferred tax assets:
     Allowance for loan losses               $321,549     $181,269
     Organization costs                         7,574       17,846
     Directors' compensation                   27,304       12,661
     Net unrealized loss on securities         47,425      214,670
                                             --------     --------
         Gross deferred tax assets            403,852      426,446
                                             --------     --------
Deferred tax liabilities:
     Premises and equipment                    25,454       37,597
     FHLB dividends                             2,992           --
                                             --------     --------
         Gross deferred tax  liabilities       28,446       37,597
                                             --------     --------
     Net deferred tax assets                 $375,406     $388,849
                                             ========     ========

     The following is a reconciliation between the actual provision for income taxes and the amount of income taxes which would have been provided at statutory rates:

                                        2000                    1999
                                --------------------    ---------------------
                                              % of                     % of
                                             Pre-tax                  Pre-tax
                                 Amount      Income      Amount       Income
                                ---------    -------    ---------     -------

Provision at statutory rate     $ 650,023     34.0%     $ 431,995      34.0%
State income tax, net of
   federal tax benefit             54,518      2.9         27,632       2.2
Other, net                         16,376      0.8           (582)       --
                                ---------     ----      ---------      ----
Actual tax expense and
   effective rate               $ 720,917     37.7%     $ 459,045      36.2%
                                =========     ====      =========      ====

11.  SHORT-TERM BORROWINGS AND FHLB ADVANCES

     During the fourth quarter of 1999, the Bank applied and was accepted for membership in the FHLB of San Francisco. As a member, the Bank has access to a predetermined credit arrangement, which at December 31, 2000 and 1999, had a borrowing limit based on 25 percent of its total assets but not to exceed its total outstanding residential mortgage loan portfolio balance at the time of borrowing. This credit arrangement is subject to annual renewal and typically incurs no service charges. Any outstanding borrowings are collateralized by a blanket security agreement on qualifying residential mortgage loans, small business loans, and the Bank's investment in stock of the FHLB. There were no borrowings from the FHLB in 1999.

     The following information details information with regards to short-term borrowings with original maturities of one year or less with the FHLB at December 31, 2000:

                                                            2000
                                                          ----------

          Balance at year-end                             $2,230,000
          Maximum amount outstanding at any month-end      2,230,000
          Average balance outstanding during the year        937,083
          Weighted-average interest rate:
               As of year-end                                   6.62%
               Paid during the year                             6.98%

     In addition the Bank had a $500,000 long-term borrowing outstanding with the FHLB at December 31, 2000. This 6.78 percent, fixed rate advance matures on August 8, 2002.

     The Bank maintains a $3.5 million federal funds line of credit and a $300,000 unsecured line of credit, for letters of credit issuance, with M & I Thunderbird Bank. The federal funds borrowing line is unsecured in nature, unless borrowings of at least $1 million remain outstanding for periods greater than two days, in which case certain U.S. Government obligations must be pledged as security. The lines incur no service charges.

     The Bank also maintains two unsecured federal fund lines of credit with Bankers Bank of the West and Zions Bank, with maximum borrowing limits of $4.95 million and $3.5 million, respectively, at year-end. These lines also incur no service charges.

12.  COMMITMENTS

     In the normal course of business, the Bank makes various commitments that are not reflected in the accompanying financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. Losses, if any, are charged to the allowance for loan losses. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary.

     The off-balance sheet commitments were comprised of the following:

                                                2000            1999
                                             -----------     -----------

Commitments to extend credit                 $22,645,282     $27,909,881
Commercial and standby letters of credit         794,985         372,773
                                             -----------     -----------
                                             $23,440,267     $28,282,654
                                             ===========     ===========

     Due to regulatory lending limitations as well as bank internal lending limit guidelines, approximately $3,068,000 at December 31, 2000 and $6,127,000 at December 31, 1999, of the total commitments to extend credit will be funded through origination participation arrangements with independent third-party commercial banking entities.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised primarily of available commercial lines of credit, commercial construction, and mortgage loan commitments. The Bank uses the same credit policies in making loan commitments and conditional obligations as it does for on-balance sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, as deemed necessary, is based upon management's credit evaluation in compliance with the Bank's lending policy guidelines. Customers use credit commitments to ensure funds will be available for working capital purposes, capital expenditures, and to ensure access to funds at specified terms and conditions.

     Standby letters of credit obligate the Bank to disburse funds to a third party if the Bank's customer fails to perform under the terms of the agreement with the beneficiary. These instruments are issued primarily to support bid or performance-related contracts. Commercial letters of credit are used primarily in the purchase and sale of commercial goods and are payable upon presentation and supported by funds on deposit or by the customer's credit qualifications. The coverage period for these instruments is typically a one-year period or less with an annual renewal option subject to prior approval by management. The Bank holds collateral for these instruments, as deemed necessary, which are typically Bank deposit instruments.

13.  EMPLOYEE BENEFITS

     The Bank maintains an IRA Savings Incentive Match Plan (Simple IRA) covering substantially all employees. Employees may contribute up to the maximum allowed by law. The Bank matches based upon the lesser of one percent of employee compensation or the actual employee contributions made for the year. Effective September 1, 1999, the Bank began matching employee salary reduction contributions up to a limit of three percent of the employee's compensation for the year. For 2000 and 1999, the Bank contributed $36,163 and $17,638, respectively.

14.  STOCK OPTION PLANS

     The Bank maintains a stock option plan for directors, officers, and employees. The plan provides for granting incentive stock options for officers, employees, and non-employee directors of the Bank. The maximum aggregate number of shares which may be optioned and sold through this plan cannot exceed 15 percent of all issued and outstanding shares of common stock of the Bank taking into consideration the shares to be issued upon exercise of an option. Options granted become exercisable in installments of 25 percent each year for the first two years from the date of grant and the remainder in the third year provided certain Bank performance benchmarks have been obtained regarding such items as regulatory capital adequacy, nonperforming loan levels, earnings performance, and an acceptable regulatory composite rating.

     The following is a summary of the status of the plan:

                                             2000                    1999
                                    ---------------------     --------------------
                                                Weighted-                Weighted-
                                                average                  average
                                                Exercise                 Exercise
                                    Shares       Price        Shares      Price
                                    -------     ---------     ------     ---------

Outstanding, beginning of year      100,660      $14.91       92,838      $13.75
Granted                              16,840       25.85       18,323       21.53
Exercised                            (1,416)      16.90       (1,655)      15.82
Forfeited                            (6,429)      18.83       (8,846)      16.15
                                    -------                  -------
Outstanding, end of year            109,655      $16.34      100,660      $14.91
                                    =======                  =======
Exercisable, end of year             68,112      $13.27       55,992      $13.09
                                    =======                  =======

     The following table summarizes the characteristics of stock options outstanding at December 31, 2000:

                                                               Average                          Average
    Grant              Exercise              Outstanding     Contractual         Exercisable    Exercise
    Date                Price                  Shares           Life                Shares        Price
    ----            ------------             -----------     -----------         -----------   -----------
    1996            $      11.90               50,733              5.82             50,733     $     11.90
    1998             15.71-16.19               27,404         7.24-7.42             13,560           16.07
    1999             17.28-23.33               15,278         8.02-8.56              3,819           21.44
    2000             24.64-26.00               16,240         9.32-9.58                 --              --
                                              -------                               ------
                                              109,655                               68,112
                                              =======                               ======

     The Bank accounts for its stock option plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under this Opinion, no compensation expense has been recognized with respect to the plan because the exercise price of the Bank's employee stock options equals the market price of the underlying stock on the grant date.

     For purposes of computing pro forma results, the Bank estimated the fair values of stock options using the Black-Scholes option pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. Therefore, the pro forma results are estimates of results of operations as if compensation expense had been recognized for the stock option plans. The fair value of each stock option vesting in 2000 and 1999 was estimated using the following weighted-average assumptions for these grants: (1) expected dividend yields were zero percent; (2) risk-free interest rates ranging from 4.70 percent to 6.70 percent; (3) expected volatility ranging from 4.64 percent to 10.56 percent; and (4) expected lives of options ranging from 7.24 years to 8.56 years.

     Had compensation expense for the stock option plans been recognized in accordance with the fair value accounting standards, net income applicable to common stock and basic and diluted net income per common share for the years ended December 31, would have been as follows:

                                        2000              1999
                                    -------------     -----------

    Net income:
       As reported                  $   1,190,915     $   811,462
       Pro forma                        1,102,858         706,694

    Basic earnings per share:
       As reported                  $        1.63     $      1.11
       Pro forma                             1.51            0.97

    Diluted earnings per share:
       As reported                  $        1.54     $      1.07
       Pro forma                             1.43            0.93

15.  REGULATORY MATTERS

     CASH AND DUE FROM BANKS

     The district Federal Reserve Bank requires the Bank to maintain certain reserve balances. As of December 31, 2000 and 1999, the Bank had required reserves of $179,000 and $129,000, comprised of vault cash.

     DIVIDENDS

     The Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by an Arizona state-chartered bank. Under the Arizona Banking Code, cash dividends may not exceed net profits, as defined, for that year combined with retained net profits for the two preceding years less any required transfers to surplus. Using this formula, the amount available for payment of dividends by the Bank in 2001, without approval of the Arizona Superintendent of Banks, will be limited to approximately $2,000,000, plus net profits retained up to the date of the dividend declaration.

     CAPITAL REQUIREMENTS

     Federal regulations require the Bank to maintain minimum amounts of capital. Specifically, the Bank is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets. Management believes the Bank meets all capital adequacy requirements to which it is subject.

     In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital categories ranging from "well capitalized" to "critically undercapitalized." Should any institution fail to meet the requirements to be considered "adequately capitalized," it would become subject to a series of increasingly restrictive regulatory actions.

     As of December 31, 2000 and 1999, the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, and Tier 1 Leverage capital ratios must be at least ten percent, six percent, and five percent, respectively.

     The following table reflects the Bank's capital ratios at December 31:

                                        2000                        1999
                                ---------------------      ---------------------
                                   Amount       Ratio        Amount        Ratio
                                -----------     -----      -----------     -----

Total Capital
  (to Risk-weighted Assets)

Actual                          $12,433,549     15.81%     $10,846,724     17.91%
Capital Adequacy Purposes         6,293,357      8.00        4,845,702      8.00
To Be Well Capitalized            7,866,696     10.00        6,057,128     10.00

Tier I Capital
  (to Risk-weighted Assets)

Actual                          $11,474,349     14.59%     $10,260,310     16.94%
Capital Adequacy Purposes         3,146,678      4.00        2,422,851      4.00
To Be Well Capitalized            4,720,018      6.00        3,634,277      6.00

Tier I Capital
  (to Average Assets)

Actual                          $11,474,349     10.84%     $10,260,310     11.87%
Capital Adequacy Purposes         4,235,992      4.00        3,458,700      4.00
To Be Well Capitalized            5,294,990      5.00        4,323,376      5.00

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Bank's financial instruments at December 31, are as follows:

                                                       2000                              1999
                                           -----------------------------     -----------------------------
                                             Carrying          Fair            Carrying          Fair
                                              Value            Value             Value           Value
                                           ------------     ------------     ------------     ------------

Financial assets:
     Cash and due from banks,
        interest-bearing deposits with
        other banks, and federal
        funds sold                         $ 10,744,937     $ 10,744,937     $  4,855,510     $  4,855,510
     Investment securities
        available for sale                   20,482,058       20,482,058       16,716,215       16,716,215
     Net loans                               72,905,364       69,335,773       62,625,073       61,039,502
     Accrued interest receivable                842,474          842,474          744,614          744,614
                                           ------------     ------------     ------------     ------------
         Total                             $104,974,833     $101,405,242     $ 84,941,412     $ 83,355,841
                                           ============     ============     ============     ============

Financial liabilities:
     Deposits                              $ 91,790,056     $ 92,186,864     $ 74,984,067     $ 74,579,123
     Borrowings                               2,737,802        2,730,000        1,000,000        1,000,000
     Accrued interest payable                   217,702          217,702           95,922           95,922
                                           ------------     ------------     ------------     ------------
         Total                             $ 94,745,560     $ 95,134,566     $ 76,079,989     $ 75,675,045
                                           ============     ============     ============     ============

     Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

     Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

     If no readily available market exists, the fair value estimates for financial instruments are based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

     As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

     CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN OTHER BANKS, FEDERAL FUNDS SOLD, ACCRUED INTEREST RECEIVABLE, SHORT-TERM BORROWINGS, AND ACCRUED INTEREST PAYABLE

     The fair value is equal to the current carrying value.

     INVESTMENT SECURITIES

     The fair value of investment securities held is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

     LOANS, DEPOSITS, AND FHLB ADVANCES

     Fair value for commercial, commercial real estate, and consumer loans is estimated using discounted contractual cash flows generated using prepayment estimates. Discount rates are based upon current market rates generally being charged for new loan originations with similar credit and payment characteristics.

     Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end. Fair values for time deposits and FHLB advances are estimated using a discounted cash flow calculation that applies contractual costs currently being offered or paid to current market rates being offered for deposits or paid on borrowings with similar remaining maturities.

     COMMITMENTS TO EXTEND CREDIT

     These financial instruments are generally not subject to sale, and estimated fair values are not readily available.

     The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commit-ment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 12.

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION



            On March 8, 2001, we completed our acquisition of First Capital Bank of Arizona ("First Capital"). As more fully described in the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 (Registration No. 333-51866) that we filed in connection with the transaction, the acquisition was structured as a merger between First Capital and a wholly-owned subsidiary we formed to participate in the merger. As a result of the merger, First Capital became our wholly owned subsidiary.

            First Capital shareholders received shares of our common stock in the merger. The exchange ratio was based on the average closing price of our common stock for the 20 trading days ending three trading days prior to the merger. The average closing price of our common stock during that period was $17.41, which resulted in an exchange ratio of 2.266 shares of our common stock for each share of First Capital common stock. We issued a total of 1,656,591 shares of our common stock as a result of the merger.

            First Capital is an Arizona state-chartered commercial bank with two locations serving Phoenix and the surrounding area of Maricopa County, Arizona. First Capital provides commercial banking services to a targeted customer base of small- and medium-sized businesses and high net worth individuals.

            The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Statements") is based on the consolidated historical financial statements of CoBiz Inc. and Subsidiaries adjusted to give effect to:
(i) the First Capital acquisition, and (ii) the acquisition by CoBiz of all of the outstanding capital stock of Milek Insurance Services, Inc. ("Milek") as reported on a Current Report on Form 8-K, dated March 1, 2001, filed on March 8, 2001, collectively referred to as the "Acquisitions".

            The Pro Forma Financial Statements were prepared to illustrate the estimated effects of the Acquisitions. The Pro Forma Consolidated Balance Sheet gives effect to the Acquisitions as if they had occurred on December 31, 2000. The Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 2000 presents the combined results of operations of CoBiz Inc., First Capital, and Milek, as if the companies had been combined for the entire period.

            The pro forma adjustments are based on assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the results of operations or financial position of the Company would have been had the Acquisitions in fact occurred on such dates nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date. The Pro Forma Financial Statements should be read in conjunction with the consolidated financial statements of CoBiz and the related notes thereto included in the Company's Form 10-K for the year ended December 31, 2000, and the financial statements of First Capital and related notes thereto included within this Amendment No. 1 to Form 8-K.

            The Acquisitions were accounted for as poolings of interests. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of CoBiz, First Capital, and Milek have been combined and reflected at their historical amounts.

                                   COBIZ INC.
                      Pro Forma Consolidated Balance Sheet
                               December 31, 2000
                                   (unaudited)

                                                                    Historical
                                                  -----------------------------------------------
                                                                  First Capital   Milek Insurance    Pro Forma       Pro Forma
                                                    CoBiz Inc.   Bank of Arizona   Services, Inc.   Adjustments      Combined
                                                  -------------  ---------------  ---------------   -----------    -------------
Assets:
Cash and due from banks                           $  24,836,000   $   3,829,000    $      29,000    $     --       $  28,694,000
Federal funds sold                                         --         6,935,000             --            --           6,935,000
                                                  -------------   -------------    -------------    ----------     -------------
        Total cash and cash equivalents              24,836,000      10,764,000           29,000          --          35,629,000
                                                  -------------   -------------    -------------    ----------     -------------
Investment securities available for sale            137,898,000      19,845,000             --            --         157,743,000
Investment securities held to maturity                4,368,000            --               --            --           4,368,000
Other investments                                     3,818,000         638,000             --            --           4,456,000
                                                  -------------   -------------    -------------    ----------     -------------
        Total investments                           146,084,000      20,483,000             --            --         166,567,000
                                                  -------------   -------------    -------------    ----------     -------------
Loans and leases, net                               444,738,000      72,886,000             --            --         517,624,000
Excess of cost over fair value of net assets
  acquired, net                                       3,804,000            --               --            --           3,804,000
Investment in operating leases                        2,400,000            --               --            --           2,400,000
Premises and equipment, net                           3,612,000         901,000             --            --           4,513,000
Accrued interest receivable                           3,224,000         842,000             --            --           4,066,000
Deferred income taxes                                 1,845,000         376,000             --            --           2,221,000
Other                                                 2,520,000          63,000           57,000          --           2,640,000
                                                  -------------   -------------    -------------    ----------     -------------
Total Assets                                      $ 633,063,000   $ 106,315,000    $      86,000    $     --       $ 739,464,000
                                                  =============   =============    =============    ==========     =============

Liabilities and shareholders' equity:
Liabilities:
     Noninterest-bearing deposits                 $ 131,198,000   $   9,677,000    $        --      $     --       $ 140,875,000
     Interest-bearing deposits                      319,579,000      82,113,000             --            --         401,692,000
                                                  -------------   -------------    -------------    ----------     -------------
        Total deposits                              450,777,000      91,790,000             --            --         542,567,000
     Federal funds purchased                         10,400,000            --               --            --          10,400,000
     Securities sold under agreements to
       repurchase                                    65,827,000            --               --            --          65,827,000
     Advances from the Federal Home Loan Bank        35,840,000       2,730,000             --            --          38,570,000
     Accrued interest and other liabilities           3,132,000         393,000          136,000          --           3,661,000
     Company obligated mandatorily redeemable
        preferred securities of subsidiary
        trust holding solely subordinated
        debentures                                   20,000,000            --               --            --          20,000,000
                                                  -------------   -------------    -------------    ----------     -------------
        Total liabilities                           585,976,000      94,913,000          136,000          --         681,025,000

Shareholders' equity:
     Preferred stock                                       --              --               --            --                --
     Common stock                                        67,000       3,650,000            1,000    (3,634,000)(1)        84,000
    Additional paid-in capital                       30,144,000       6,679,000             --       3,634,000 (1)    40,457,000
    Retained earnings                                16,500,000       1,146,000          (51,000)         --          17,595,000
    Accumulated other comprehensive income
       (loss), net of tax                               376,000         (73,000)            --            --             303,000
                                                  -------------   -------------    -------------    ----------     -------------
        Total shareholders' equity                   47,087,000      11,402,000          (50,000)         --          58,439,000
                                                  -------------   -------------    -------------    ----------     -------------
Total liabilities and shareholders' equity        $ 633,063,000   $ 106,315,000    $      86,000    $     --       $ 739,464,000
                                                  =============   =============    =============    ==========     =============


          See accompanying notes to consolidated financial statements.

                                   COBIZ INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year Ended December 31, 2000
                                   (unaudited)

                                                    Historical
                                      ---------------------------------------------
                                                   First Capital    Milek Insurance      Pro Forma
                                       CoBiz Inc. Bank of Arizona    Services, Inc.       Combined
                                      -----------   -----------       -----------       -----------
Interest income                       $46,573,000   $ 8,311,000       $     1,000       $54,885,000
Interest expense                       20,510,000     4,030,000              --          24,540,000
                                      -----------   -----------       -----------       -----------
  Net interest income                  26,063,000     4,281,000             1,000        30,345,000
Provision for loan and lease losses     1,713,000       373,000              --           2,086,000
                                      -----------   -----------       -----------       -----------
Net interest income after provision
  for loan and lease losses            24,350,000     3,908,000             1,000        28,259,000
Noninterest income                      4,721,000       329,000           712,000         5,762,000
Noninterest expense                    17,816,000     2,325,000           532,000        20,673,000
                                      -----------   -----------       -----------       -----------
Income before income taxes             11,255,000     1,912,000           181,000        13,348,000
Provision for income taxes              4,503,000       721,000              --           5,224,000
                                      -----------   -----------       -----------       -----------
Net income                            $ 6,752,000   $ 1,191,000       $   181,000       $ 8,124,000
                                      ===========   ===========       ===========       ===========

Earnings per share:
              Basic                   $      1.01                                       $      0.97
                                      ===========                                       ===========
              Diluted                 $      0.98                                       $      0.93
                                      ===========                                       ===========

Number of shares used in computing
    pro forma earnings per share:
              Basic                     6,703,961                                         8,405,315
                                      ===========                                       ===========
              Diluted                   6,893,474                                         8,712,266
                                      ===========                                       ===========

                                   COBIZ INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year Ended December 31, 1999
                                   (unaudited)

                                                               Historical
                                           ---------------------------------------------------
                                                             First Capital     Milek Insurance       Pro Forma
                                            CoBiz Inc.      Bank of Arizona     Services, Inc.        Combined
                                           -----------      ---------------    ---------------      -----------
Interest income                            $32,409,000        $ 6,300,000        $     3,000        $38,712,000
Interest expense                            11,854,000          2,795,000               --           14,649,000
                                           -----------        -----------        -----------        -----------
  Net interest income                       20,555,000          3,505,000              3,000         24,063,000
Provision for loan and lease losses          1,473,000            179,000               --            1,652,000
                                           -----------        -----------        -----------        -----------
Net interest income after provision
  for loan and lease losses                 19,082,000          3,326,000              3,000         22,411,000
Noninterest income                           4,610,000            352,000            659,000          5,621,000
Noninterest expense                         15,771,000          2,408,000            507,000         18,686,000
                                           -----------        -----------        -----------        -----------
Income before income taxes                   7,921,000          1,270,000            155,000          9,346,000
Provision for income taxes                   3,002,000            459,000               --            3,461,000
                                           -----------        -----------        -----------        -----------
Net income                                 $ 4,919,000        $   811,000        $   155,000        $ 5,885,000
                                           ===========        ===========        ===========        ===========

Earnings per share:
              Basic                        $      0.74                                              $      0.70
                                           ===========                                              ===========
              Diluted                      $      0.72                                              $      0.68
                                           ===========                                              ===========

Number of shares used in computing
  pro forma earnings per share:
              Basic                          6,673,484                                                8,374,838
                                           ===========                                              ===========
              Diluted                        6,864,993                                                8,658,964
                                           ===========                                              ===========

                           COBIZ INC. AND SUBSIDIARIES
                     Notes to Pro Forma Financial Statements
                                   (unaudited)

1.       CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

         The accompanying pro forma financial statements are unaudited and include the accounts of CoBiz Inc., and its wholly owned subsidiaries: CoBiz Connect, Inc., CoBiz Insurance, Inc., Colorado Business Bankshares Capital Trust I, First Capital Bank of Arizona, Colorado Business Bank, N.A. ("CBB"), and CBB's equipment leasing subsidiary, Colorado Business Leasing, Inc., collectively referred to as the "Company or CoBiz".

         The pro forma balance sheet was adjusted to reflect the issuance 1,656,591 and 44,763 shares of CoBiz Common Stock to the shareholders of First Capital and Milek, respectively, in conjunction with the Acquisitions. In addition, CoBiz assumed First Capital options for approximately 244,000 shares of CoBiz Common Stock.

         Certain reclassifications have been made to First Capital's financial statements to conform to CoBiz's financial statement presentation.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, CoBiz Inc. has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CoBiz Inc.


                                  By:  /s/ Steve Bangert
                                     -------------------------------------------
                                     Name: Steve Bangert
                                     Title: Chairman and Chief Executive Officer
                                     Date: May 22, 2001

                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

    23                  Consent of S.R. Snodgrass, A.C.